Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Independent Bank Group, Inc. of our report, dated February 27, 2015, relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Independent Bank Group, Inc. for the year ended December 31, 2014.

We also consent to the reference to our Firm under the caption, “Experts” in the Proxy Statement/Prospectus, which is part of the Registration Statement.

/s/ McGladrey LLP

Dallas, Texas

September 3, 2015